UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by InMed Pharmaceuticals Inc. (“InMed” or the “Company”) with the Securities and Exchange Commission (“SEC”) on October 13, 2021.

This Form 8-K/A is being filed by the Company in order to provide (i) the historical audited financial statements of BayMedica for the year ended December 31, 2020, included as Exhibit 99.1, (ii) the historical unaudited financial statements of BayMedica for the nine-month period ended September 30, 2021, included as Exhibit 99.2, (iii) certain unaudited pro forma condensed combined financial information, included as Exhibit 99.3 (the “Unaudited Pro Forma Financial Information”), with respect to the Company’s acquisition of BayMedica, Inc. (“BayMedica”), as previously announced in a Current Report on Form 8-K filed on October 13, 2021, and (iv) the consent of BayMedica’s independent auditor, included as Exhibit 23.1.

As previously announced in the Form 8-K filed on October 13, 2021, on October 13, 2021, the Company and BayMedica, LLC, formerly InMed LLC (“Merger Sub”), the Company’s wholly-owned subsidiary, entered into an amended and restated agreement and plan of reorganization (the “Amended Agreement”) with BayMedica, BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, pursuant to which the Company acquired all of BayMedica’s outstanding shares of common stock (the “Merger”). The Amended Agreement amended and restated the previously reported agreement and plan of reorganization, dated as of September 10, 2021, by and among the Company, Merger Sub, BayMedica, BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, in its entirety (the “Original Agreement”).

Pursuant to the Amended Agreement, InMed issued 2,050,000 common shares (the “Stock Consideration”) to BayMedica’s equity and convertible debt holders and $1,000,000 in cash (the “Cash Consideration”). The Cash Consideration is being held in escrow by the Company and is subject to reduction for certain post-closing adjustments or satisfaction of indemnification claims under the Amended Agreement. The Amended Agreement contained representations, warranties, covenants and indemnities by the parties customary for transactions of this type.

The Company has agreed to file a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the public resale of InMed common shares issued pursuant to the Amended Agreement no later than 120 days following the closing of the Merger.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which was filed with the Form 8-K on October 13, 2021, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

On October 13, 2021, the Company closed the acquisition of BayMedica pursuant to the Amended Agreement and BayMedica was merged with and into Merger Sub, with Merger Sub continuing as the surviving company.

Upon the closing of the Merger, all of the outstanding shares of capital stock of BayMedica were cancelled and the BayMedica stockholders were entitled to receive (1) the Stock Consideration, and (2) the Cash Consideration.

BayMedica, Inc.’s historical audited financial statements and accompanying notes included for the year ended December 31, 2020, and the historical unaudited financial statements of BayMedica and accompanying notes for the nine-month period ended September 30, 2021, are incorporated by reference as Exhibits 99.1 and 99.2, respectively, hereto.

The pro forma financial information included in this Current Report on Form 8-K/A as Exhibit 99.3 has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Merger occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that InMed will experience after the Merger.

(d)	Exhibits:

Exhibit No.	Description

2.1 *	Amended and Restated Agreement and Plan of Reorganization, dated as of October 13, 2021, by and among InMed Pharmaceuticals Inc., BayMedica, LLC, BayMedica, Inc., BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders thereto (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on October 13, 2021).
23.1	Consent of Horne LLP.
99.1	Audited financial statements of BayMedica, Inc. for the year ended December 31, 2020.
99.2	Unaudited financial statements of BayMedica, Inc. for the nine months ended September 30, 2021.
99.3	Unaudited pro forma condensed combined financial information of InMed Pharmaceuticals Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: December 21, 2021	By:	/s/ Bruce Colwill
Bruce Colwill
Chief Financial Officer

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